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                         IN THE UNITED STATES DISTRICT COURT
                              FOR THE DISTRICT OF IDAHO


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IN RE:  MORRISON KNUDSEN                 :       Civil Action
SECURITIES LITIGATION                    :       No. 94-334-S-EJL
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                              STIPULATION OF SETTLEMENT

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    This Stipulation of Settlement (the "Stipulation"), dated as of October 1,
1995, is made and entered into by and between the Plaintiffs, as defined below, and Deloitte & Touche LLP ("D&T") in the actions captioned above, by and through their attorneys or their counsel of record in the actions described in Section I herein.

                                          I.

                                    THE LITIGATION

    This Litigation began in July 1994. A total of seven purported class action complaints have been filed in the District of Idaho:

         GARBULINSKI, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 94-334

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         MEDELLO, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 94-364

         STRAUSS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 94-373

         DRASNIN, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-066

         GRUESEN, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-070

         AKERS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-071

         WEISS, ET AL. V. MORRISON KNUDSEN CORPORATION, ET AL., No. 95-108.

All of the foregoing have been consolidated as IN RE MORRISON KNUDSEN SECURITIES LITIGATION, No. 94-334 (the "Litigation").

    The defendants in the Litigation are Morrison Knudsen Corporation ("MK"), William J. Agee, Stephen G. Hanks, James F. Cleary, Jr. (the "Individual Defendants"), and D&T. MK and the Individual Defendants collectively are termed the "Defendants." Only the claims against D&T are covered by this Stipulation.

    On April 6, 1995, the Plaintiffs filed their Consolidated and Second
Amended Class Action Complaint (the "Consolidated Complaint"). The Consolidated Complaint alleged claims for violations of Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934, 15 U.S.C. Section 578 (the "Exchange Act"), and Rule 10b-5 promulgated under Section 10(b) by the Securities and


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Exchange Commission ("SEC"), and claims under the Idaho securities statutes and common law.

    For purposes of this Stipulation, the Parties have agreed, pursuant to Rule 23 of the Federal Rules of Civil Procedure, that the Court may certify a settlement class (the "Class") comprised of:

         All persons who purchased shares of the common stock of Morrison Knudsen Corporation during the period of October 15, 1993 through March 31, 1995, inclusive (the "Class Period"), and who suffered harm thereby, excluding defendants MK and D&T and their respective directors, executive officers, partners, corporate affiliates, and subsidiaries; the Individual Defendants, their heirs, successors, and assigns and the members of their immediate families.

The Parties' agreement to certification of the foregoing Class has been made without prejudice to their respective rights to urge or oppose this or a different plaintiff class if the Settlement embodied by this Stipulation is not approved or is not consummated.

                                         II.

                               PRETRIAL PROCEEDINGS AND
                             DISCOVERY IN THE LITIGATION

    Counsel for Plaintiffs and the Class represent that they have conducted extensive discovery during the prosecution of the Litigation. The discovery has included: (i) the review and


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analysis of hundreds of thousands of documents produced by the Defendants;
(ii) the review and analysis of voluminous discovery from D&T, including thousands of workpapers related to its audit services for MK; (iii) the review and analysis of discovery obtained from stock analysts who follow MK; (iv) the review and analysis of discovery obtained from third parties, such as financial analysts and various governmental agencies that had contracted with MK; (v) the review and analysis of MK's financial statements and results for fiscal 1992, 1993 and 1994; (vi) interviewing numerous witnesses, including current and former employees of MK and current and former employees of the transit authorities with whom MK had contracted to build transit cars; (vii) the review and analysis of public documents, including all relevant filings made by MK with the SEC; (viii) extensive consultation with damages and accounting experts; and
(ix) a thorough analysis and evaluation of the facts supporting Plaintiffs' claims. Counsel for Plaintiffs and the Class also have researched thoroughly the applicable law with respect to the claims of the Plaintiffs against D&T and the potential defenses thereto.


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                                         III.

                                 CLAIMS OF PLAINTIFFS

    In the Litigation, brought as purported class actions against MK, the Individual Defendants, and D&T, Plaintiffs assert claims for violation of certain federal and state securities laws and certain common law claims. They seek damages based upon allegations, among other things, that the Defendants and D&T issued false and misleading public statements relating to MK's business position and future prospects and that certain of MK's financial statements were materially inaccurate and/or failed to reflect all required information. The Plaintiffs also allege that material misstatements were made in connection with the initial public offering of MK Rail Corporation's ("MK Rail") common stock and thereafter.

    Plaintiffs believe that the Litigation has substantial merit. Entering into, or carrying out, this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be, evidence of an admission or a concession by the Plaintiffs with regard to the merits of their claims and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this


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Stipulation and the Exhibits hereto; except that this Stipulation and the
Exhibits hereto may be filed in this Litigation or related litigation as evidence of the Settlement, or in any subsequent action against or by D&T or the other Released Parties to support a defense of RES JUDICATA, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

                                         IV.

                                BENEFITS OF SETTLEMENT
                             TO PLAINTIFFS AND THE CLASS

    Counsel for Plaintiffs and the Class recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the D&T through trial and through appeals. Counsel for Plaintiffs and the Class also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for Plaintiffs and the Class have taken into account the strengths and uncertainties of the claims asserted in the Litigation, the possible defenses to the claims asserted and the substantial benefits of a cash settlement of $8.8 million, (the "Settlement Amount") for the Class as set forth in this Stipulation. Counsel for the Plaintiffs and the Class


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have therefore determined that the Settlement set forth in this Stipulation is in the best interests of the Plaintiffs and the Class.

                                          V.

                      D&T'S DENIALS OF WRONGDOING AND LIABILITY

    D&T has denied and continues to deny each and all of the claims and contentions alleged by Plaintiffs in the Litigation. It has asserted and continues to assert many defenses thereto and has expressly denied and continues to deny any wrongdoing or legal liability arising out of the conduct alleged in the Litigation. D&T has also denied that Plaintiffs or members of the Class have suffered damage or that the price of MK's common stock was artificially inflated by reason of misrepresentations, non-disclosures or any conduet of D&T. Neither this Stipulation, nor any document referred to herein, nor any action taken to carry out this Stipulation is, may be construed as, or may be used as, an admission by, or against D&T of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to D&T's denials or defenses and shall not be offered or received in evidence in any action or proceeding in


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any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release; except that this Stipulation and the Exhibits hereto may be filed in this Litigation or related litigation as evidence of this Settlement, or in any subsequent action against or by D&T or the other Released Parties to support a defense of RES JUDICATA, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

                                         VI.

                            BENEFITS OF SETTLEMENT TO D&T

    D&T has concluded that it is desirable that the Litigation be settled in the manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to put to rest the Settled Claims, including Unknown Claims (as defined below), asserted by the Plaintiffs and on behalf of the Class. In determining to enter into, and/or to perform, the Stipulation, D&T also has considered a number of issues, including the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation and the


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strengths and uncertainties of the claims and defenses asserted in the
Litigation.

                                         VII.

                             THE TERMS OF THE SETTLEMENT

    NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (on behalf of themselves and the Class) and D&T, by and through their respective counsel of record, that, subject to the approval of the Court, the Litigation and all claims that have been or could have been asserted therein shall be finally and fully compromised and settled and the Litigation shall be dismissed on the merits and with prejudice upon, and subject to, the terms and conditions of the Stipulation as follows:

    A.   DEFINITIONS

    As used in this Stipulation, the following terms shall have the defined meanings set forth below:

         1. "Attorneys' Fees and Expenses" means the portion of the Settlement Fund approved by the Court for payment to Plaintiffs' Counsel, including attorneys' fees, costs, litigation expenses, including fees and expenses of experts, as well as any interest earned on such attorneys' fees, costs and expenses from the date of deposit of the Settlement Amount into the Settlement


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Account (or the Escrow Account as provided in PARA VII(B)) until disbursement to
Plaintiffs' Counsel; as used herein, the term also includes any incentive payments awarded to the Plaintiffs.

         2. "Authorized Claimant" means a member of the Class whose claim has been allowed as provided by the terms of this Stipulation and the Final Judgment and Order of Dismissal with Prejudice of the Court approving the Settlement of the Litigation (as hereinafter defined).

         3. "Bank" means the financial institution chosen by Plaintiffs' Counsel and authorized to hold the funds deposited into the Settlement Account subject to the terms and conditions of this Stipulation.

         4. "Claims Administrator" means the firm retained by Plaintiffs' Counsel to process proofs of claim and to process payment of the claims of Authorized Claimants.

         5.  "Class Member(s)" means all members of the Class, as defined in
Section I above, including all named Plaintiffs, except persons who file valid and timely requests for exclusion pursuant to the Notice of Class Action and Hearing on Proposed Settlement.

         6. "Class Period" means the period from October 15, 1993 through March 31, 1995, inclusive.


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         7.  "Court" means the United States District Court for the District of
Idaho.

         8. "Defendants" means each and all of the following persons and entities: MK, William J. Agee, Stephen G. Hanks, and James F. Cleary, Jr.

         9.  "D&T" means Deloitte & Touche, LLP

         10. "Effective Date" means the date on which the Court's Final Judgment and Order of Dismissal With Prejudice, substantially in the form of Exhibit "B" hereto, (the "Final Judgment") becomes final, which shall be deemed to occur upon the last to occur of the following: (a) if no appeal or review of the Final Judgment is sought, the thirty-first (31st) day after entry of the Final Judgment (or, if the date for taking an appeal shall be extended, the day after expiration of the extension); or (b) if an appeal or review of the Final Judgment is sought, the day after such Final Judgment is affirmed or the appeal or review is dismissed or denied and such Final Judgment is no longer subject to further judicial review.

         11. "Insurer" or "Insurers" means Great American Insurance Company, Reliance Insurance Company and Continental Casualty Company, and any of their predecessors, successors, assigns, and present, former and future reinsurers, parents, subsidiaries, and affiliates.


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         12.  "MK" means Morrison Knudsen Corporation.

         13.  "MK Rail" means MK Rail Corporation.

         14. "MK Rail Actions" means the consolidated class actions pending against MK, MK Rail, the Individual Defendants, and others in the United States District Court for the District of Idaho captioned NEWMAN V. MK RAIL CORP., ET AL., Case No. 94-478; and SUSSER V. MK RAIL, ET AL., Case No. 94-477.

         15. "Net Settlement Fund" means the Settlement Fund, less: (i) taxes that have or may become due, if any, with respect to the Settlement Fund, (ii) any other related fees and expenses as may be authorized by the Court, and (iii) any fees and expenses charged by the Bank where the Settlement Account is maintained by Plaintiffs' Counsel.

         16. "Notice and Administration Account" means the account established by Plaintiffs' Counsel to hold the Notice and Administration Fund.

         17. "Notice and Administration Expenses" means all reasonable costs and expenses incurred in connection with the preparation, printing, mailing, publication of the notice to the Class of the proposed Settlement, other costs to identify and notify Class Members, and all reasonable costs and expenses incurred in connection with settlement administration.


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         18.  "Notice and Administration Fund" means the principal amount of
One Hundred Thousand Dollars ($100,000) in cash, delivered by Great American to Plaintiffs' Counsel, plus interest earned thereon after deposit into the Notice and Administration Account, which will be used to defray the Notice and Administration Expenses.

         19.  "Parties" means the Plaintiffs, the Class Members and D&T.

         20. "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization, and any other type of legal entity, and their heirs, predecessors, successors, representatives, and assigns.

         21. "Plaintiffs" means the named plaintiffs in each of the consolidated actions, individually, and as representatives of the Class Members.

         22. "Plaintiffs' Counsel," "Counsel for Plaintiffs" and/or "Counsel for the Class" includes Steve W. Berman, Esq., Hagens & Berman P.S., 1301 Fifth Avenue, Suite 2929, Seattle, Washington 98101; Jeffrey H. Squire, Esq., Kaufman, Malchman, Kirby & Squire L.L.P., 919 Third Avenue - 11th Floor, New York, New York 10022; and Michael J. Freed, Esq., Much, Shelist, Freed,


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Denenberg & Ament P.C., 200 North LaSalle Street - Suite 2100, Chicago, Illinois
60601-1095.

         23. "Released Parties" or "Released Party" means D&T Deloitte & Touche and all of their respective predecessors, successors and present, former and future partners, principals, officers, directors, employees, agents, attorneys, stockholders, investors, insurers, reinsurers, underwriters, investment bankers, advisors, affiliates, divisions, associates (as defined in SEC Rule 12b-2 promulgated pursuant to the Exchange Act), present, former or future parents, subsidiaries, or affiliates, and each of their assigns, representatives, heirs, executors and administrators.

         24. "Settled Claims" means, collectively, all claims, including "Unknown Claims," demands, rights, liabilities and causes of action of every nature and description whatsoever, in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, either directly, in a representative capacity or in any other capacity, by any Class Member against D&T or the other Released Parties arising


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out of, relating to, or in connection with, any and all services provided by D&T to MK during the Class Period or purchases or sales of MK common stock during the Class Period and arising out of, or related to, any of the acts, omissions, misrepresentations, facts, events, matters, transactions or occurrences which were, or which could have been, referred to in any of the complaints or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon the facts alleged in the complaints filed in the Litigation.

         25. "Settlement" means the full and final compromise, settlement and dismissal of the Litigation and all claims that have been or could have been asserted therein, on and subject to the terms and conditions of this Stipulation.

         26. "Settlement Account" means any account(s) maintained by any financial institution into which the Settlement Amount is deposited as directed by Plaintiffs' Counsel as provided herein.

         27. "Settlement Fund" means, collectively, the Settlement Amount minus distributions from the Settlement Amount as hereinafter provided, plus interest earned on the Settlement Amount from the date of deposit in the Settlement Account (or the Escrow Account as provided for in PARA VII(B)).


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         28.  "Settlement Memorandum" means the Parties' Memorandum of
Understanding regarding settlement of the Litigation.

         29. "Unknown Claims" means Settled Claims which the Class Members do not know or suspect to exist in their favor at the time of the release of the Released Parties which, if known by them, might have affected their settlement with D&T and release of the Released Parties or other action including, but not limited to, the decision not to object to the Settlement. Plaintiffs expressly waive on behalf of themselves and the Class Members any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of
Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding that this Stipulation does not provide for the application of California law), which provides as follows:

         Section 1542.  GENERAL RELEASE; EXTENT
         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


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    B.   ESTABLISHMENT OF THE SETTLEMENT ACCOUNT

         The Settlement Amount will be transferred to the Settlement Account within three (3) business days of Effective Date upon written instructions from Plaintiffs' Counsel identifying the Bank and the Settlement Account; provided, however, that if a final judgment has not then been entered approving the settlement of any claims that might have been asserted against D&T in the MK Rail Actions, which settlement is evidenced by a Settlement Memorandum dated September 7, 1995 (the "MK Rail Settlement"), and the time for any appeal from that judgment has not expired or the judgment has not been affirmed on appeal, then the Settlement Amount shall be transferred into an escrow account jointly controlled by D&T and Plaintiffs' Counsel (the "Escrow Account") pending such a final judgment approving the MK Rail Settlement and the expiration of the time for any appeal from such judgment or the dismissal of any appeal from such judgment. Upon the entry of a final judgment approving the MK Rail Settlement and the expiration of the time for any appeal from that judgment or the dismissal of any appeal from that judgment, then any funds in the Escrow Account, together with any interest thereon, shall be transferred to the Settlement Account, upon written instruction from Plaintiffs' Counsel.

    C.   THE PRELIMINARY APPROVAL ORDER


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    Promptly after execution of this Stipulation, Plaintiffs, through
Plaintiffs' Counsel, shall by stipulation or motion, apply to the Court for an order (the "Preliminary Approval Order"), substantially in the form of Exhibit "A" hereto, preliminarily approving the Settlement, conditionally certifying the Class, preliminarily approving the Plaintiffs as representatives of the Class, and providing for notice to the Class of a hearing regarding final approval of the Settlement (the "Hearing"). The Preliminary Approval Order shall specifically include provisions that, among other things:

         1. Preliminarily approve the Settlement set forth in the Stipulation as fair, reasonable and adequate;

         2. Conditionally certify the Class and preliminarily approve the Plaintiffs as representatives of the Class;

         3. Approve forms of mailed notice (the "Notice") and published notice (the "Summary Notice") (substantially in the form of Exhibits "A-1" and "A-2" hereto) and a proof of claim and release (the "Proof of Claim and Release") (substantially in the form of Exhibit "A-3" hereto) for mailing and publishing to the Class to notify them of the Hearing on (1) whether the proposed Settlement should be approved as fair, reasonable and adequate; (2) whether the Class should be certified and the Plaintiffs approved as representatives of the Class; (3) whether an order


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approving the Settlement and a Final Judgment should be entered thereon dismissing this Litigation on the merits and with prejudice; (4) whether the proposed Plan of Allocation, as defined in PARA VII(I)(4) below, is fair and reasonable; (5) whether the application of Plaintiffs' Counsel for an award of Attorneys' Fees and Expenses is reasonable and should be approved; and (6) whether the Plan of Distribution, as defined and set forth in the Notice of Class Action and Hearing on Proposed Partial Settlement attached hereto, should be approved.

         4. Direct Plaintiffs' Counsel to mail or cause to be mailed the Notice and Proof of Claim and Release to those members of the Class who can be identified through reasonable effort. Nominees who purchased MK common stock during the Class Period also will be requested to send the Notice and Proof of Claim and Release to all beneficial owners within ten (10) days after receipt of the Notice or, if they have not already done so, to send a list of the names and addresses of the beneficial owners to the Claims Administrator within ten (10) days of receipt of the Notice;

         5. Direct Plaintiffs' Counsel to cause the Summary Notice to be published once in the national edition of THE WALL STREET JOURNAL and once in THE IDAHO STATESMAN;


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         6.  Direct Plaintiffs' Counsel to serve on D&T's counsel and file with the Court proof, by affidavits or declarations, of the mailing of the Notice and publication of the Summary Notice provided for in PARAS VII(C)(4) and (5) hereof;

         7. Find that the mailing and publication pursuant to PARAS VII(C)(4) and (5) constitute the best and most practicable notice to members of the Class under the circumstances, including individual notice to all such members of the Class who can be identified through reasonable effort, and is due and sufficient notice of the hearing, proposed Settlement, application for an award of Attorneys' Fees and Expenses, the Plan of Distribution, and other matters set forth in the Notice to all members of the Class and that the Notice fully satisfies the requirements of due process, the Federal Rules of Civil Procedure, and any other applicable law;

         8. Provide that Plaintiffs' Counsel are authorized to retain a firm of their choice to supervise and administer the notice procedure as well as the processing of the claims;

         9. Provide that only the Class Members who complete and submit a valid and timely Proof of Claim and Release in accordance with the instructions contained therein shall be entitled to receive any distribution from the Settlement Fund;


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         10.  Provide that, pending final determination of whether the
Settlement should be approved, neither the Plaintiffs nor any Class Member either directly, derivatively, in a representative capacity, or in any other capacity, shall commence, maintain, or prosecute any action or proceeding, other than this Litigation, in any court or tribunal against D&T or any other Released Party, asserting any of the Settled Claims, including Unknown Claims, as that term is defined herein;

         11. Schedule the hearing to be held by the Court to consider and determine (1) whether the proposed Settlement should be approved as fair, reasonable and adequate; (2) whether the Class should be certified and the Plaintiffs approved as representatives of the Class; (3) whether an order approving the Settlement and a Final Judgment should be entered thereon dismissing this Litigation on the merits and with prejudice; (4) whether the proposed Plan of Allocation, as defined in PARA VII(I)(4) below, is fair and reasonable; (5) whether the application of Plaintiffs' Counsel for an award of Attorneys' Fees and Expenses is reasonable and should be approved; and (6) whether the Plan of Distribution should be approved.

         12. Provide that any objections to (i) the proposed Settlement and the entry of the Final Judgment approving the Settlement, or (ii) the application of Plaintiffs' Counsel for an


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award of Attorneys' Fees and Expenses, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Hearing (unless, in its discretion, the Court shall direct otherwise) only if, on or before a date to be specified in the Preliminary Approval Order (which shall be 15 days prior to the Hearing), Persons making objections shall file notice of their intention to appear and copies of any papers in support of their position with the Clerk of the Court and serve such notice and papers on:

              Steve W. Berman, Esq.
              Hagens & Berman P.S.
              1301 Fifth Avenue - Suite 2929
              Seattle, Washington  98101

              Co-Lead Counsel for the Class

              Frank B. Vanker, Esq;
              Sidley & Austin
              One First National Plaza
              Chicago, Illinois 60603

              Counsel for D&T


         13. Provide that, upon the Effective Date, all members of the Class who have not filed timely and valid requests for exclusion from the Class, pursuant to the procedures described herein at PARA VII(C)(17) below, whether or not they file a Proof of Claim and Release within the time provided for, and whether or not they participate in the Settlement Fund, shall be barred from asserting any Settled Claims, including Unknown Claims, and all


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Class Members shall be conclusively deemed to have released D&T and the other
Released Parties from any and all such Settled Claims, including Unknown Claims;

         14. Provide that no Person, other than a Class Member or Plaintiffs' Counsel, shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in this Stipulation;

         15. Provide that, upon the Effective Date, D&T shall be deemed conclusively to have released the Plaintiffs from only those claims or potential claims against Plaintiffs that are based upon, or arise out of, the institution, assertion, prosecution or resolution of this Litigation, or the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of a violation of this Stipulation or a violation by Plaintiffs of the Confidentiality Orders in place in the Litigation;

         16. Provide that the hearing may, from time to time, and without further notice to the Class, be continued or adjourned by Order of the Court;

         17. Provide that all members of the Class shall have the option to be excluded from the Class, and thereby elect not to participate in the Settlement Fund by mailing a timely and valid request for exclusion postmarked on or before 15 days


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before the hearing to the Claims Administrator pursuant to the instructions set forth in the Notice (Exhibit A-I), which, in order to be valid, shall list the date(s) and amount(s) of all purchases and sales of MK common stock during the Class Period, list prices paid and received on each purchase and sale, and furnish written confirmation of each such transaction and further provide that all Persons who submit timely and valid requests for exclusion from the Class shall not be Class Members and shall have no rights with respect to the Settlement and no interest in the Settlement Fund; and

         18. Provide that the Claims Administrator shall notify, VIA telecopier and overnight mail, counsel listed in PARA VII(C)(12) above of each request for exclusion within two days of receipt.

         19. Provide that all papers in support of the Settlement and any application for Attorneys' Fees and Expenses shall be filed at least six (6) days prior to the hearing.

         20. Provide that all reasonable costs incurred in identifying and notifying Class Members, as well as administering the Settlement Fund, may be paid from the Notice and Administration Account upon the terms set forth above.

         21. Provide that, if the Settlement is cancelled or terminated in accordance with the terms of the Settlement


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Memorandum or this Stipulation, or is disapproved, then the Settlement
Memorandum and this Stipulation shall have no force or effect, and all negotiations, proceedings and statements made in connection therewith shall be without prejudice to the right of any Persons, and the Parties shall be restored to their respective positions existing as of June 22, 1995 provided that the provisions of PARAS VII(G) and this paragraph shall continue to apply.

         22. Provide that only Class Members shall have the rights with respect to approval of, or objection to, the Settlement, the Plan of Distribution or Plaintiffs' Counsel's request for Attorneys' Fees and Expenses. Class Members who may appeal any decision with respect thereto must formally intervene as a party under Rule 24 of the Federal Rules of Civil Procedure.

         23. Provide that, pending final determination of whether the Settlement should be approved, all discovery and all proceedings in the Litigation are stayed, except for proceedings relating to the Settlement.

    D.   FINAL JUDGMENT TO BE ENTERED BY THE COURT APPROVING THE SETTLEMENT

         If (i) the Settlement (including any modification thereto made with the consent of the Parties as provided for herein) is approved by the Court;
(ii) the Settlement has not been terminated by the Parties pursuant to this Stipulation; and

(iii) if all conditions to consummation of the Settlement (other than a Final Judgment) have otherwise been satisfied or waived, the Parties shall jointly request the Court to enter a Final Judgment, substantially in the form of Exhibit B hereto, that shall:

         1. Approve the Settlement as fair, reasonable and adequate to the Class;

         2. Find the terms of this Stipulation to be valid and enforceable and direct the consummation of the Settlement and the transactions contemplated thereby in accordance with the terms and provisions of this Stipulation.

         3. Certify the Class and approve the Plaintiffs as representatives of the Class for purposes of this Settlement;

         4. Dismiss the Litigation in its entirety as against D&T with prejudice and without costs to any party as against any other party;

         5. Adjudge that, as more fully described in PARA VII(H), each Class Member shall be deemed conclusively to have released the Settled Claims, including Unknown Claims, against the Released Parties, Plaintiffs and Plaintiffs' Counsel. Notwithstanding that any Class Member may hereafter discover facts in addition to, or different from, those which the Class Members now know or believe to be true with respect to the

Litigation and Settled Claims, including Unknown Claims, or, with respect to the subject matter of the release, each Class Member shall be deemed, upon the Effective Date, fully, finally and forever to have settled and released any and all Settled Claims, including Unknown Claims, as against the Released Parties, including all claims known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, may hereafter exist, or heretofore have existed, and without regard to the subsequent discovery or existence of any such different or additional facts. Upon the Effective Date, D&T shall be deemed conclusively to have released the Plaintiffs from only those claims or potential claims against Plaintiffs that are based upon or arise out of the institution, prosecution, assertion or resolution of this Litigation and Settled Claims, including Unknown Claims; provided, however, that such releases shall not extend to claims arising out of any violations of this Stipulation or any violations of the Confidentiality Orders entered in the Litigation;

         6. Bar and permanently enjoin each Class Member from prosecuting the Settled Claims, including Unknown Claims, against the Released Parties, Plaintiffs and Plaintiffs' Counsel;

         7. Bar and permanently enjoin each Plaintiff and Class Member, either directly, representatively, or in any other capacity, from instituting or prosecuting any action against any party other than those enumerated in PARA VII(D)(6) above, to the extent such action asserts any of the claims included in the definition of Settled Claims, including Unknown Claims, unless (a) appropriate provision satisfactory to the Court is made to assure that the amounts to be collected pursuant to any judgment will be available if necessary to meet the obligations that may exist under the provisions for indemnification set forth in PARA VII(D)(8) below as a consequence of such judgment; or (b) any settlement of such claims provides for releases of claims or claims-over of the settling party against the Released Parties as provided in PARA VII(D)(8) below, subject to the receipt by the settling party of releases of claims-over from the Released Parties co-extensive with those received by the Released Parties;

         8. For the purpose of effectuating the Parties' intention to protect the Released Parties from claims or claims-over of third parties arising out of the Settled Claims, including Unknown Claims:

         (a) Bar and permanently enjoin all Persons, either directly, representatively, or in any other capacity, from instituting or prosecuting or continuing to prosecute, any action, claim or claim-over against any Released Party on whatsoever theory (whether by way of third-or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to any Member of the Class in connection with, arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims;

         (b) Dismiss with prejudice and without costs any claims or claims-over asserted or deemed asserted by any Persons against any Released Party on whatsoever theory (whether by way of third- or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to any Member of the Class in connection with, arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims;

         (c) Order that any judgment by Plaintiffs or other Members of the Class as against any Persons on a claim with respect to which such Person would have (but for the contribution bar ordered in PARA VII(D)(8)(a) above) a legally valid and enforceable right to contribution from any Released Party and that is in connection with, arising out of, or in any way related to, Settled Claims, including Unknown Claims, shall be reduced by such percentage as reflects a determination of the relative fault or culpability, if any, of such Released Party, as compared to the relative fault or culpability of such other Persons;

         (d) Order that, if necessary in order further to effectuate the intention of the Parties that the Released Parties shall have no liability to any Person for contribution or indemnification with respect to any claim by Plaintiffs or any Class Member against any Person with respect to the Settled Claims, including Unknown Claims, the Class and each Member of the Class (i) shall reduce or credit against any judgment or settlement (s)he, it or they may obtain against any Person the full amount of any judgment or settlement such Person may obtain against any Released Party on any claims-over on whatsoever theory (whether by way of third- or subsequent-party complaint, cross-claim, separate action or otherwise) in connection with, arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims, including but not limited to claims-over that have been, could have been, or could be, alleged in this Litigation or in any other action; and (ii) shall obtain from such Person for the benefit of the Released Parties a satisfaction in full of such Person's judgment or settlement against the Released Parties;

         (e) Approve the agreement of Plaintiffs and all other Members of the Class (the "Indemnifying Parties"), for good and valuable consideration, receipt of which is hereby acknowledged, to indemnify the Released Parties and to hold them harmless from and against any and all liability (including amounts paid in settlement, subject to all the other provisions of this Stipulation) with respect to:

              (i) any claim by any Member of the Class that is a Settled Claim, including Unknown Claims; and

              (ii) claims-over on whatsoever theory (whether by way of third- or subsequent-party complaint, cross-claim, separate action or otherwise) by any Person to recover in whole or in part any liability, direct or indirect, whether by way of judgment, settlement or otherwise, of such Person to any Member of the Class in connection with, arising out of, or in any way related to, the Settled Claims (including Unknown Claims), including without limitation claims-over that have been, could have been or could be alleged in this Litigation or in any other action.

         (f) Approve the further agreement of the Parties that, in the event that any Members of the Class obtain any recovery by judgment, settlement, or otherwise against any Person (other than the Net Settlement Fund) that is related in any way to the Settled Claims, including Unknown Claims, appropriate provision (including delaying distribution of amounts payable under a judgment and, in the case of settlement, obtaining releases to protect the Released Parties from any liability to such Persons on claims-over) shall be made to assure the effectuation of the indemnity provided for herein. Any such recovery against any Person who has not released any claims or claims-over against the Released Parties shall be held in escrow pursuant to order of this Court until any claims or claims-over against the Released Parties are finally determined, subject to the other limitations and provisions of this Stipulation and shall be applied first to satisfy any indemnification obligation provided herein.

         (g) Order that the foregoing provisions of PARAS VII(D)(7) and (8) with respect to reduction of judgment and effectuation of indemnification are not intended to be exclusive, and nothing in PARA VII(D)(8)(f) shall be deemed to modify, lessen or impair the indemnity obligations of the Class or Class Members as set forth in PARA VII(D)(8)(e) hereof in any situation to which the provisions contained in PARA VII(D)(8)(f) may not be applicable or may fail to provide fully for the indemnity protection provided in PARA VII(D)(8)(e); provided, however, that, to the extent that cash payments are required to provide the Released Parties with the agreed-upon indemnity, (x) with respect to a claim for indemnification from and against liability with respect to the claim of any Member of the Class that is a Settled Claim

(including Unknown Claims), only funds received by, or on behalf of, the Class or Class Members by virtue of any claim in this action or otherwise related to Settled Claims (including Unknown Claims), other than the Net Settlement Fund provided for herein, may be used to satisfy the indemnification obligations hereunder; provided, however, that, if a Class Member persists in prosecuting its claim despite being notified that it is barred from doing so by this Settlement (and fails to establish by Court order that it is not so barred), such indemnification obligations may be payable out of any funds distributed or to be distributed to such Member of the Class from the Net Settlement Fund or out of any other funds of such Class Member; and (y) with respect to a claim for indemnification from and against liability with respect to claims-over as provided in PARA VII(D)(8)(e)(ii), such indemnification obligations shall be payable out of the additional recovery by judgment or settlement and shall not under any circumstances be payable out of the Net Settlement Fund provided for herein;

         (h) Approve the Parties' agreement that, if, after the Effective Date, a claim-over is or has been asserted against any Released Party as to which such Released Party is entitled to protection under PARAS VII(D)(7) and
(8)(a)-(g), such Released Party may select competent counsel to defend against any such claims.

Legal fees and expenses of any such defense will be paid out of the Settlement Fund. Plaintiffs' Counsel shall cooperate fully in the defense of such claim-over. The Released Parties, by their counsel, shall have sole authority to determine the timing and terms of any settlement of such claim-over, subject to the other provisions of this Stipulation and further subject to the approval of Plaintiffs' Counsel, which approval shall not be unreasonably withheld. If a claim-over is asserted against any Released Party by any Person to recover any liability of such Person with respect to a claim brought by Members of the Class who are not prosecuting such claim on a common class basis, the obligations set forth herein for defense of such claim-over shall be the responsibility only of those Members of the Class who are prosecuting the claim giving rise to such claim-over;

         9. Order that any claims or claims-over that have been, or may in the future be, asserted in this or any other action against any Released Party shall (if allowed) be severed and stayed for separate trial after the trial of Plaintiffs' and the Class's claims against such nonsettling defendant;

         10. Determine that, by reason of the Parties' Settlement, there is no just reason for delay and find expressly that the Final Judgment is a final judgment upon fewer than all the claims or parties pursuant to Fed. R. Civ. Pro. 54(b);

         11. Determine that the Stipulation and the Settlement provided for herein, and any proceedings taken pursuant thereto are not, and should not in any event be: (i) offered or received as evidence of a presumption, concession or an admission of any misrepresentation or omission in any statement or written document approved or made by any Released Party; or (ii) offered or received as evidence of a presumption, concession or any admission of any liability, fault, wrongdoing or other dereliction of duty, or (except with written consent of the Released Parties) in any way referred to for any other reason in this Litigation or in any other civil, criminal, bankruptcy, or administrative action or proceeding; provided, however, that reference may be made to this Stipulation and the Settlement provided for herein in such proceedings as may be necessary to effectuate the provisions of this Stipulation; and provided further that, if this Settlement has been approved by the Court, Plaintiffs, may, subject to Court approval, at the trial of this Litigation against other defendants refer to this Settlement in such manner as this Court may authorize or permit; and

         12. Reserve jurisdiction, without affecting the finality of the Final Judgment entered, over:

              (a) Implementation of this Settlement and any award or distribution of the Settlement Amounts or the Settlement Fund, including interest accrued thereon;

              (b)  Disposition of the Net Settlement Fund;

              (c) Enforcing and administering this Stipulation and Settlement including any releases executed in connection therewith, and the provisions of the Final Judgment; and

              (d)  Other matters related or ancillary to the foregoing.

    E.   TERMINATION OF SETTLEMENT

         1. Prior to the earlier of the Court's entry of the Final Judgment as required by PARA VII(D) above or December 31, 1995, Plaintiffs' counsel shall have the right, in their sole and absolute discretion, to terminate the Settlement due to the occurrence of either: (i) the commencement by MK of a voluntary case under Title 11 of the United States Code and the entry of an order for relief by a court of competent jurisdiction with respect thereto; or
(ii) the commencement of an involuntary case against MK under Title 11 of the United States Code and the entry of an order for relief by a court of competent jurisdiction with respect thereto. Plaintiffs may not elect to terminate the Settlement, as permitted by this paragraph, if they have not done so prior to the earlier of the Court's entry of the Final Judgment or December 31, 1995;

         2. If, prior to the Effective Date, MK shall not have executed a mutual release agreement with D&T, in a form satisfactory to D&T, then D&T shall have the right, in its sole and absolute discretion, to terminate the Settlement. D&T may not elect to terminate the Settlement, as permitted by this paragraph, if D&T has not done so prior to the Effective Date;

         3. If, prior to the Hearing, Persons who otherwise would be Members of the Class have filed with the Court valid and timely requests for exclusion from the Class in accordance with the provisions of the Preliminary Approval Order and the Notice given pursuant thereto, and such Persons in the aggregate have incurred Trading Losses and Holding Losses (as defined in PARA I 4(b)(1) and (2) greater than that specified in a separate Supplemental Agreement among Plaintiffs and D&T, then D&T shall have, in its sole and absolute discretion, the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will be kept confidential, will be disclosed only to the Plaintiffs, Plaintiffs' Counsel, D&T, and the Court, and will not be filed with the Court unless and until a dispute among the Parties concerning its interpretation or application arises, and, in that event, it may be filed and maintained with the Court. As set forth in PARA VII(C)(18) above, counsel for D&T shall be advised of requests for exclusions; and

         4. If the MK Rail Settlement is cancelled, terminated, or disapproved by the District Court or on appeal, then D&T shall have the right, in its sole and absolute discretion, to terminate this Settlement. If D&T elects to terminate this Settlement because the MK Rail Settlement is cancelled, terminated, or disapproved by the District Court or on appeal, then any funds existing in the Escrow Account, together with any interest thereon, shall be returned to D&T. If D&T does not elect to terminate this Settlement by written notice to Plaintiffs' Counsel within three business days of notice to D&T of any cancellation, termination, or disapproval of the MK Rail Settlement, then D&T shall be deemed to have waived its right of termination provided in this paragraph and any funds existing in the Escrow Account, together with any interest thereon, shall be transferred to the Settlement Account upon written instruction of Plaintiffs' Counsel.

    F.   CONDITIONS OF SETTLEMENT

         1. This Stipulation shall be subject to the following conditions and, except as provided in PARAS VII(C)(21), (F), and K(1) hereof, shall be cancelled and terminated unless:

              (a) The Court shall enter the Preliminary Approval Order, as required by PARA VII(C) above;

              (b) The Court shall enter the Final Judgment, as required by PARA VII(D) above;

              (c) The Effective Date as set forth in PARA VII(A) hereof shall have occurred; and

              (d) All rights of termination provided in PARA VII(E) shall have expired, been extinguished according to their terms, or been waived by the Party possessing the right.

         2. Upon the occurrence of all of the events referenced in PARA VII(F)(1) hereof, each of the Class Members shall hereby be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever released, relinquished and discharged all Settled Claims, including Unknown Claims, against all Released Parties, whether or not such Class Member executes and delivers the Proof of Claim and Release. Only those Class Members filing valid and timely Proofs of Claim and Release shall be entitled to receive any distributions from the Settlement Fund. The Proof of Claim and Release to be executed by the Class Members shall release all Settled Claims, including Unknown Claims, against Released Parties and shall be in the form of Exhibit A-3, hereto. Once executed by a Class Member, each Proof of Claim and Release shall be delivered to Plaintiffs'

Counsel or their designated agent and copies thereof shall be forthwith delivered to counsel for each Released Party.

         3. Without limiting the provisions in this PARA VII(F) above, a condition of this Stipulation is that it shall be approved by the Court under applicable provisions of federal law. However, if: (i) the Court enters a judgment that is a material modification of the Final Judgment provided for in PARA VII(D), or (ii) the Court enters the Final Judgment and appellate review is sought and on such review the Final Judgment is materially modified or reversed, or (iii) any of the conditions of PARA VII(F) is not satisfied, then this Stipulation shall be cancelled and terminated unless counsel for each of the Parties within ten (10) days from the receipt of such ruling or written notice of such circumstances, agrees in writing with counsel to proceed with this Stipulation and Settlement. For purposes of this paragraph, neither a modification by the Court nor modification or reversal on appeal of (i) the Plan of Distribution; or (ii) any amount of Attorneys' Fees and Expenses requested by or awarded to any of Plaintiffs' Counsel shall be deemed a material modification of or a part of the material terms of the Final Judgment or of this Stipulation.

    G.   EFFECTS OF CANCELLATION OR TERMINATION OF THE SETTLEMENT

         If the Effective Date does not occur, or if this Stipulation is disapproved, terminated or cancelled pursuant to its terms: (a) the Settlement Memorandum and this Stipulation shall have no force or effect, and all negotiations, proceedings and statements made in connection therewith shall be without prejudice to the right of any Persons, and the Parties shall be restored to their respective positions existing as of June 22, 1995 provided that the provisions of this paragraph shall continue to apply; (b) any funds in the Escrow Account or Settlement Account, together with interest thereon, shall be returned to D&T; and (c) all releases given and indemnification obligations undertaken in this Stipulation shall be null and void.

    H.   RELEASE TERMS

    1. Upon the Effective Date, the Plaintiffs and all Class Members, whether or not each submits a Proof of Claim and Release or otherwise shares in the Settlement Fund, on behalf of themselves and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other Person having any legal or beneficial interest in the common stock of MK purchased by any Member of the Class, will be deemed by this Settlement to have, and by operation of the Final

Judgment shall have, released and forever discharged the Released Parties from any and all of the Settled Claims, including Unknown Claims.

         2. Upon the Effective Date, the Plaintiffs, and all Class Members, and anyone claiming through or on behalf of any of them, will be forever barred and enjoined from commencing, instituting or prosecuting any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, directly, representatively or derivatively, asserting against any of the Released Parties any of the Settled Claims, including Unknown Claims, or any claims that relate to any Settled Claims.

         3. From and after the Effective Date, each Class Member individually, completely, voluntarily, knowingly, unconditionally and forever releases, remises, acquits and discharges Plaintiffs and Plaintiffs' Counsel from every and all asserted or potential, separate, joint, individual claims, class claims, or other claims, actions, rights, causes of action, demands, liabilities, losses and damages of every kind and nature, anticipated or unanticipated, direct or indirect, fixed or contingent, known or unknown, under federal, state or common law or any other law or regulation, or in equity, against Plaintiffs and Plaintiffs' Counsel or any of them for, which are based upon or arise out of the institution, prosecution, assertion or resolution of the Litigation or the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of a violation of this Stipulation.

         4. From and after the Effective Date, D&T individually, completely, voluntarily, knowingly, unconditionally and forever releases, remises, acquits and discharges Plaintiffs from only those asserted or potential, separate, joint, individual claims, class claims, or other claims, actions, rights, causes of action, demands, liabilities, losses and damages of every kind and nature, anticipated or unanticipated, direct or indirect, fixed or contingent, known or unknown, under federal, state or common law or any other law or regulation, or at equity, against Plaintiffs, which are based upon or arise out of the institution, prosecution, assertion or resolution of the Litigation or the Settled Claims, including Unknown Claims, except that nothing herein releases any claim arising out of a violation of this Stipulation or a violation by Plaintiffs of the Confidentiality Orders in place in the Litigation.

         5. To the extent that any Defendant or Insurer has released D&T and the other Released Parties and agreed not to assert against D&T and the other Released Parties any cross-claims, third-party claims, or other claims, however denominated, arising out of, or relating to, claims that were, or could have been, asserted by the Plaintiffs or Class Members against such Defendant or Insurer in the Litigation, then, from and after the Effective Date, D&T releases and agrees not to assert any cross claims, third party claims or other claims-over (however denominated) arising out of the Settled Claims against such Defendant or Insurer to recover any part of the Settlement Amount.

         6. The Plaintiffs and Class Members agree that from and after the Effective Date they will indemnify and hold harmless D&T and each other Released Party as provided in PARA VII(D)(8).

         7. The Parties recognize that, to the extent one of the mechanisms set forth in PARA VII(D)(8) herein for inclusion in the Final Judgment to protect fully the Released Parties against claims and claims-over on whatsoever theory or by whatsoever means (including cross-claims, third-party claims or other actions for contribution or indemnification) is fully effective to fulfill the Parties' objective of protecting Released Parties from any liability with respect to any such claims, claims-over, cross-claims, third-party claims or other actions for contribution or indemnification, it may not be necessary to also employ in addition one or more of the other mechanisms set forth herein. If and to the extent (i) the Final Judgment effectively precludes any claim-over against Released Parties, and/or (ii) there shall be entered a final court order which is no longer subject to review by any court (whether by appeal, writ of certiorari, motion for reconsideration or otherwise) determining that judgment reduction pursuant to PARA VII(D)(8)(c) constitutes a satisfaction in full of any judgment any Person may obtain against any Released Party on any claim-over, such that the Released Parties are fully protected from, and shall have no liability with respect to, claims by any Person for contribution or indemnification, then Plaintiffs' Counsel shall not be required to delay distribution of amounts payable under a judgment otherwise potentially giving rise to such claim-over or to defend or to select or pay the legal fees and expenses of counsel otherwise required to defend against such a claim-over.

         8. The Parties acknowledge that this Stipulation and the foregoing releases expressly waive any and all rights that Plaintiffs or the Class Members may have under any statute or common law principle which would limit the effect of the releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding that this Stipulation does not provide for the application of California law), which provides as follows:

         Section 1542.  GENERAL RELEASE; EXTENT
         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    I. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND DISTRIBUTION OF SETTLEMENT FUND

         1. Plaintiffs' Counsel, or the Claims Administrator acting on behalf of the Class Members, and subject to the supervision, direction and approval of the Court, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of that portion of the Net Settlement Fund that is finally awarded by the Court to the Class Members.

         2. Except as otherwise provided in PARA VII(J) below, the Net Settlement Fund shall be treated or applied as follows:

              (a) To the extent not paid from the Notice and Administration Fund, all unpaid costs and expenses (excluding Attorneys' Fees and Expenses) incurred in connection with providing notice to Class Members, locating Class Members, soliciting Class Members' claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Class Members, processing proofs of claim, processing requests for exclusion, and escrow fees and costs shall be paid from the Settlement Account.

              (b) The Plaintiffs, Class Members, Bank and Plaintiffs' Counsel agree to treat the Settlement Fund and Net Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.4680-1 and Section 4680 of the Internal Revenue Code. In addition, the Bank, Plaintiffs' Counsel and, as required, the Parties shall jointly and timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the "relation-back election" (as defined in Treas. Reg.
Section 1.468(0-1(j) (2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Bank or Plaintiffs' Counsel timely and properly to prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

              (c) For the purpose of Section 4680 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Bank or Plaintiffs' Counsel. The Bank or Plaintiffs' Counsel shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and Net Settlement Fund (including without limitation the returns described in Treas. Reg. Sections 1.468(B)-2(k) and 1.4680-2(1)). Such returns (as well as the election described in PARA VII (I)(2)(b)) shall be consistent with this paragraph and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in PARA VII (I)(2)(d) hereof.

              (d) All (i) taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon D&T with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for Federal or state income tax purposes ("Taxes") and (ii) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of a tax attorney or consultant and mailing and distribution costs and expenses relating to filing) (or failing to file) the returns described in this paragraph ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events, D&T shall have no liability or responsibility for the Taxes or the Tax Expenses.

Plaintiffs' Counsel, Plaintiffs, and the Class shall indemnify and hold D&T harmless for Taxes and Tax Expenses (including, without limitation, taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Bank or Plaintiffs' Counsel out of the Settlement Fund without prior order from the Court and the Bank or Plaintiffs' Counsel shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Class Members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468 (B) -2(1) (2)); D&T is not responsible and shall have no liability therefor. Plaintiffs' Counsel are permitted to retain the services of a tax attorney or consultant to the extent reasonably necessary to carry out the provisions of this paragraph. The Parties agree to cooperate with the Bank or Plaintiffs' Counsel, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

              (e) For the purpose of this PARA VII(I)(2), references to the Settlement Fund shall include both the

Settlement Fund and the Notice and Administration Fund and shall also include any earnings thereon.

         3. Subject to the approval and further order(s) of the Court, the Net Settlement Fund shall be available for allocation to Class Members who submit valid, timely Proofs of Claim ("Authorized Claimants") as follows:

              (a) Each person claiming to be an Authorized Claimant shall be required to submit a separate Proof of Claim and Release that shall include a general release of the Released Parties in substantially the form set forth in Exhibit A-3 signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release;

              (b) All Proof of Claim and Release forms must be postmarked or received within the time prescribed in the Preliminary Approval Order unless such period is extended or a late claim is otherwise allowed by order of the Court. Unless otherwise ordered by this Court, any Class Member who fails to submit a properly completed Proof of Claim and Release within such period, or such other period as may be ordered by the Court, shall be forever barred from receiving any payments pursuant to this Stipulation or from the Settlement Fund or Net Settlement Fund, but will in all other respects be subject to the provisions of this Stipulation and the Final Judgment, including, without limitation, the release of the Settled Claims and the dismissal of the Litigation;

              (c) The amount paid to each Authorized Claimant shall be the percentage that each Authorized Claimant's Recognized Loss bears to the total of the Recognized Losses of all Authorized Claimants.

         4. The Net Settlement Fund shall be allocated among Authorized Claimants pursuant to the Plan of Distribution:

              (a) The Net Settlement Fund shall be Distributed as follows (the "Plan of Allocation"): Each Authorized Claimant shall be entitled to receive a share of the Net Settlement Fund, computed by multiplying the Net Settlement Fund by a fraction, the numerator of which is the Authorized Claimant's Recognized Loss and the denominator of which is the total amount of the Recognized Loss of all Class Members, determined by adding together the Recognized Losses of all Authorized Claimants.

              (b)  Definitions:

                   (1) An Authorized Claimant who purchased MK common stock during the Class Period and still held those shares as of the close of business on March 31, 1995, is regarded as having a "Holding Loss." A Holding Loss means the difference between the price at which each share of MK common stock was bought, and $8.40/share (the average closing price of MK stock on the four trading days following March 31, 1995).

                   (2) An Authorized Claimant who purchased MK stock during the Class Period and sold those shares prior to the close of business on March 31, 1995, is regarded as having a "Trading Loss." A Trading Loss means the difference between the price at which the common stock was purchased and the price at which it was sold.

                   (3) An Authorized Claimant's Recognized Loss shall be the sum of all of that Claimant's Holding Losses and Trading Losses. Gains on transactions including short sales, during the Class Period will be netted against Recognized Losses.

              (c) With respect to multiple transactions in MK common stock, whether a position was held or open as of the end of the Class Period, for purposes of calculating Recognized Loss is to be determined on a "first-in, first-out" basis. Holding Loss and Trading Loss shall be calculated net of any gains on transactions in MK common stock, and any profits realized on short positions in MK stock (if the short position has not been covered as of the date of execution of this Stipulation, such profit, if any, shall be deemed to be the difference between the price of sale and $8.40/share) (the average closing price of stock on the four trading days following March 31, 1995);

              (d) In determining Recognized Loss, brokers' commissions and all other transaction costs shall be excluded from the calculation; and

              (e) Payment in the manner set forth above shall be deemed conclusive of compliance with this Stipulation against all Authorized Claimants. All Class Members who fail to file valid and timely proofs of claim shall be barred from participating in the distribution of the Settlement Fund or Net Settlement Fund (unless otherwise ordered by the Court), but otherwise shall be bound by all of the terms of this Stipulation, including the terms of any final orders or judgments entered and the releases given.

              (f) In the event shares of MK common stock received pursuant to a separate settlement with the Defendants are distributed to Authorized Claimants, such shares shall be distributed in the same proportion as the cash proceeds, except that no fractional shares will be distributed.

         5. The Settlement Fund will be no-recapture, I.E., it is not a claims-made settlement. D&T shall have no responsibility for, or any obligations or liabilities of any kind whatsoever in connection with the administration of the Settlement, the Plan of Distribution or the determination, administration, calculation or payment of claims to Class

Members. The definition of Recognized Loss may be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to the method of calculating the Recognized Loss, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Final Judgment approving the Stipulation and the Settlement of the Litigation set forth herein. The method of calculating the Recognized Loss was determined by Plaintiffs' Counsel; D&T takes no position with respect to the definition of Recognized Loss, the manner of calculating it or its effect on or fairness to any Authorized Claimant other than to deny that the price of MK's stock was artificially affected or inflated by any conduct of D&T.

         6. In connection herewith, D&T shall have no involvement in or responsibility for the solicitation of Proof of Claim and Release forms or any involvement in or responsibility for the administration process itself, which will be conducted by Plaintiffs' Counsel in accordance with this Stipulation and the Final Judgment to be entered by the Court and subject to the supervision of the Court.

         7. Nothing in this Stipulation shall be construed to provide D&T with standing to challenge or question any application by Plaintiffs' Counsel for Attorneys' Fees and Expenses.

         8. No Authorized Claimant shall have any claim against Plaintiffs' Counsel or the Claims Administrator based on, or in any way relating to, distributions from the Net Settlement Fund that have been made substantially in accordance with this Stipulation.

    J.   PLAINTIFFS' COUNSEL'S REQUEST FOR AN AWARD OF ATTORNEYS' FEES AND
         EXPENSES

         1. Plaintiffs' Counsel may submit an application for: (i) an award of attorneys' fees of up to 30 percent of the Settlement Fund; (ii) reimbursement of costs and expenses, including fees and expenses of experts, incurred in connection with the prosecution of the Litigation, (iii) incentive awards in the amount of $75,000, and (iv) interest on such attorneys' fees, costs and expenses at the same rate and for the same period as earned by the Settlement Fund. Plaintiffs' Counsel reserve the right to make additional application for fees and expenses incurred.

         2. To the extent awarded by the Court, Plaintiffs' Counsel's Attorneys' Fees and Expenses shall be paid from the Settlement Account to Plaintiffs' Counsel by wire transfer within three (3) business days after receipt of (i) a written request from Plaintiffs' Counsel controlling such account requesting payment of Attorneys' Fees and Expenses; and (ii) a copy of an order from the Court awarding the sums requested. In the event that the Order awarding Attorneys' Fees and Expenses is reversed or modified on appeal, and in the event that said award has been paid to any extent, then Plaintiffs' Counsel shall promptly refund that portion of the Attorneys' Fees and Expenses distributed to themselves and any of their co-counsel, plus any interest actually paid or that would have accrued from the date of payment to the date of repayment at the existing United States Treasury Bill rate, consistent with the reversal or modification. All counsel receiving any portion of such Attorneys' Fees and Expenses agree that they, their partners, and/or shareholders remain subject to the jurisdiction of the Court with respect to the enforcement of this provision.

         3. It is agreed that the procedure for, and the allowance or disallowance by the Court of any applications of Plaintiffs' Counsel for, Attorneys' Fees and Expenses to be paid out of the Settlement Account are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement as set forth in the Stipulation. Any order or proceedings relating to the Attorneys'

Fees and Expenses, or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation or to affect or delay the finality of the Final Judgment entered in accordance with this Stipulation.

    K.   MISCELLANEOUS PROVISIONS

         1. The Stipulation and Settlement are not an admission by the Defendants, and any Final Judgment is not a finding of the validity of any claims in the Litigation or of any wrongdoing by D&T. Furthermore, neither the Stipulation nor the Settlement is a concession by D&T, and neither shall be used as an admission of any fault or omission by any person. Neither the Final Judgment, the Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as an admission by or against D&T of any fault, wrongdoing or liability whatsoever. Entering into or carrying out the Stipulation, and the Exhibits thereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession with regard to the denials or defenses by D&T and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of the Final

Judgment, the Stipulation, or the provisions of the Final Judgment or any related agreement or release; except that the Stipulation and the Exhibits may be filed in this Litigation or related litigation as evidence of the Settlement or in any subsequent action against or by D&T to support a defense of RES JUDICATA, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

         2. The Parties shall cooperate in good faith, and use their best efforts to obtain, as promptly as practicable, final approval of the Settlement pursuant to Rule 23 and to implement the Settlement provided for herein, including execution by the Parties hereto of such further documents as are reasonably necessary to implement the provisions hereof and cooperation to obtain appropriate Court orders. Neither the Plaintiffs nor D&T shall seek to evade their good faith obligations to seek approval and implementation of this Settlement by virtue of any rulings, orders, governmental or other reports, legislative action, the results of any proof of claim process or other developments, whether in the Litigation, any other litigation, or otherwise, that have occurred after June 22, 1995, or might hereafter occur, and might be deemed to alter the relative strength of the Plaintiffs or D&T with respect to any claim or defense or their relative bargaining power with respect to negotiating a settlement. The Parties deem this Settlement to be fair and reasonable and have arrived at this Settlement in arm's-length negotiations taking into account all relevant factors, present or potential.

         3. The terms of the Settlement and the amounts paid by D&T shall be disclosed only as required for obtaining approval of the Settlement by the Court. No press release or other public statements, other than what is contained in the Stipulation and the Notice, shall be made by either of the Parties except as agreed to by the Parties. Plaintiffs and their agents and counsel will not refer to or assist any other person or entity in making any claims against D&T arising out of D&T's services for MK, except as required by law.

         4. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         5. This Stipulation may be amended or modified only by a written instrument signed by counsel for all parties to this Stipulation.

         6. This Stipulation and the Supplemental Agreement together constitute the entire agreement among the Parties hereto, and no representations, warranties or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. This Stipulation and the Supplemental Agreement supersede and replace the Settlement Memorandum in all respects. Except as otherwise provided herein, each Party shall bear its own costs.

         7. Plaintiffs' Counsel, on behalf of the Class, are expressly authorized to take all appropriate action required or permitted to be taken by the Class pursuant to this Stipulation to effectuate its terms and are also expressly authorized to enter into any modifications or amendments to this Stipulation on behalf of the Class.

         8. Counsel for D&T is authorized to sign this Stipulation on behalf of his or her respective client.

         9. This Stipulation may be executed in one or more original, photocopied or telecopied counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts, and a complete set of original executed counterparts shall be filed with the Court.

         10. This Stipulation shall be binding upon, and inure to the benefit of, the successors, assigns and heirs of the parties to this Stipulation.

         11. All terms of this Stipulation and the exhibits hereto shall be governed by and interpreted in accordance with the laws of the State of Delaware and the United States. Without affecting the finality of the Final Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to the implementation and enforcement of the Stipulation, and all parties to the Stipulation or to any exhibit thereto submit to the jurisdiction of the Court for purposes of implementing or enforcing the Settlement embodied in this Stipulation.

         13. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed to be a waiver of any other prior or subsequent breach of this Stipulation.

         14. The headings used in this Stipulation are for purposes of convenience, and are not meant to have legal effect, nor are they meant to influence the construction of this Stipulation.

         IN WITNESS WHEREOF, the parties to the Stipulation have caused this Stipulation to be executed, by their duly authorized attorneys, as of the day and year first above written.

/s/ Steve W. Berman                         /s/  Frank B. Vanker

- --------------------------------       ------------------------------
Steve W. Berman, Esq.                  Frank B. Vanker, Esq.
Hagens & Berman P.S.                   Sidley & Austin
1301 Fifth Avenue - Suite 2929         One First National Plaza
Seattle, Washington 98101              Chicago, Illinois 60603

                                       Attorneys for
                                       Deloitte & Touche, L.L.P.

/s/ Michael J. Freed

- --------------------------------
Michael J. Freed, Esq.
Much, Shelist, Freed, Denenberg
  & Ament, P.C.
200 North LaSalle Street -
  Suite 2100
Chicago, Illinois 60601-1095




/s/ Jeffrey H. Squire

- --------------------------------
Jeffrey H. Squire, Esq.
Kaufman, Malchman, Kirby &
  Squire, L.L.P.
919 Third Avenue, 11th Floor
New York, New York 10022

Lead Counsel for Plaintiffs
  and the Class

    I.  AMENDMENTS

    This Stipulation may not be modified except by a writing signed by all of the Parties and the Insurers.

DATED:               , 1996
      ---------------

                                        Respectfully submitted,


/s/ J. Dennis Fancher                  /s/ David D. Aufhauser

- --------------------------------       ----------------------------------------
J. Denis Fancher                       David D. Aufhauser
Miller, Fancher, Chertow, Cafferty     Williams & Connolly
  and Wexler                           Attorney for Defendant William J. Agee
Co-Lead Counsel for Idaho
  Consolidated Derivative Plaintiffs


/s/ Jill Abrams                        /s/ John W. Edwards II

- --------------------------------       ----------------------------------------

Jill Abrams                            John W. Edwards II
Abbey & Ellis                          Jones Day Reavis & Pogue
Co-Lead Counsel for Delaware           Counsel for Morrison Knudsen
  Consolidated Derivative Plaintiffs

/s/ Marian Rosner                      /s/ Thomas J. Nolan

- --------------------------------       ----------------------------------------
Marian Rosner                          Thomas J. Nolan
Wolf Popper Ross Wolf & Jones LLP      Howrey & Simon
Co-Lead Counsel for Delaware           Attorney for Stephen G. Hanks
  Consolidated Derivative Plaintiffs

/s/ Mack A. Redford                    /s/ P. Craig Storti

- --------------------------------       ----------------------------------------

Park Redford Thomas & Burkett          P. Craig Storti
Attorney for Idaho Consolidated        Hawley Troxell Ennis & Hawley
  Derivative Plaintiffs                Attorney for James F. Cleary

/s/ Jules Brody                        /s/ Cezar M. Froelich

- --------------------------------       ----------------------------------------
Jules Brody                            Cezar M. Froelich
Stull Stull & Brody                    Michael J. Howlett, Jr.
Attorney for Wohlgelemter              Shefsky Froelich & Devine Ltd.
                                       Attorney for:  John Arrillaga,
                                       Christopher B. Hemmeter, Lindsay E. Fox,
                                       Peter S. Lynch, Robert A. McCabe, Irene
                                       C. Peden, Gerard R. Roche, John W.
                                       Rogers, Jr. Peter V. Ueberroth


                                       /s/ Douglas M. Kraus

                                       ----------------------------------------
                                       Douglas M. Kraus
                                       Skadden Arps Slate Meagher & Flom
                                       Attorney for:  Joseph F. Fearon and
                                       Michael J. Farrell

                                       /s/ James M. Doyle Jr.

                                       ----------------------------------------
                                       James M. Doyle, Jr.
                                       Matthews & Branscomb
                                       Attorney for John P. Herbots

                                       /s/ Jim Jones

                                       ----------------------------------------
                                       Jim Jones
                                       Jim Jones & Associates
                                       Attorney for Thomas Smith

                                       /s/ Lawrence T. Hoyle Jr.

                                       ----------------------------------------
                                       Hoyle Morris & Kerr
                                       Attorney for Gunnar E. Sarsten

                                       /s/ Stephen D. Hibbard

                                       ----------------------------------------
                                       Steven Hibbard
                                       McCutchen Doyle Brown & Enersen
                                       Attorney for Stephen R. Grant

                                       /s/ Robert A. Tinstman

                                       ----------------------------------------
                                       Robert Tinstman

                                       /s/ James Skarzynski

                                       ----------------------------------------
                                       James Skarzynski
                                       Peterson & Ross
                                       Attorney for Great American Insurance
                                       Co.

                                       /s/ Michael L. Gassmann

                                       ----------------------------------------
                                       Michael Gassmann
                                       Drinker, Biddle & Reath
                                       Attorney for Reliance Insurance Co.

                                       /s/ Cathy A. Simon

                                       ----------------------------------------
                                       Cathy A. Simon
                                       Ross Dixon & Mossback
                                       Attorney for Continental Casualty

/s/ Joseph Rosenthal                   /s/ Kenneth J. Nachbar

- --------------------------------        ----------------------------------------
Joseph Rosenthal                       Kenneth J. Nachbar
Rosenthal, Monhait, Gross & Goddess,   Morris, Nichols, Arsht & Tunnell
P.A.                                   Delaware Counsel for the MK Board of
Liaison Counsel for Plaintiffs         Directors

                                       /s/ R. Franklin Balotti
                                           by Anne Foster

                                       ----------------------------------------
                                       R. Franklin Balotti
                                       Richards, Layton & Finger
                                       Delaware Counsel for MK

                                       /s/ A.G. Connolly Jr.
                                           by A.G. Connolly III

                                       ----------------------------------------
                                       Arthur G. Connolly, Jr.
                                       Connolly, Bove, Lodge & Hutz
                                       Delaware Counsel for William Agee